As filed with the Securities and Exchange Commission on December 2, 2009
Registration No. 333-125100

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Illumina, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	33-0804655
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

9885 Towne Centre Drive
San Diego, California 92121
(858) 202-4500
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant’s Principal Executive Offices)

Jay T. Flatley
President and Chief Executive Officer
Illumina, Inc.
9885 Towne Centre Drive
San Diego, California 92121
(858) 202-4500
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

With a copy to:
Christian G. Cabou
Senior Vice President & General Counsel
Illumina, Inc.
9885 Towne Centre Drive
San Diego, California 92121
(858) 202-4500

Approximate date of commencement of proposed sale to the public: Not applicable.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF UNSOLD SECURITIES
     Pursuant to a Registration Statement on Form S-3 (File No. 333-125100) (as supplemented and amended from time to time, the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on May 20, 2005 by Illumina, Inc. (the “Company”) and subsequently declared effective by the SEC, the Company registered the resale, from time to time, of up to 1,579,897 shares of its common stock (the “Shares”) that were originally issued by the Company in connection with its acquisition of CyVera Corporation.
     As of the date hereof, the Company is seeking to deregister all of the Shares that remain unsold under the Registration Statement because its contractual obligation to keep the Registration Statement effective pursuant to the terms of the Agreement and Plan of Merger by and among, inter alia, the Company and CyVera Corporation, dated as of February 22, 2005, has terminated. Pursuant to the undertaking of the Company as required by Item 512(a)(3) of Regulation S-K, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all Shares that remain unsold under the Registration Statement. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of the Shares that remain unsold under the Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Diego, state of California on December 2, 2009.

ILLUMINA, INC.
/s/ Jay T. Flatley
By: Jay T. Flatley
Title:	President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Jay T. Flatley Jay T. Flatley	President, Chief Executive Officer and Director (principal executive officer)	December 2, 2009

/s/ Christian O. Henry Christian O. Henry	Senior Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	December 2, 2009

* /s/ Jay T. Flatley	Director	December 2, 2009
William H. Rastetter

Director

Blaine Bowman

* /s/ Jay T. Flatley	Director	December 2, 2009
Daniel M. Bradbury

* /s/ Jay T. Flatley	Director	December 2, 2009
Karin Eastham

Director

Jack Goldstein

* /s/ Jay T. Flatley	Director	December 2, 2009
Paul C. Grint

* /s/ Jay T. Flatley	Director	December 2, 2009
David R. Walt

Director

Roy Whitfield

* By	/s/ Jay T. Flatley

Jay T. Flatley
Attorney-in-Fact

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